UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	0-50363	020681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Item 2. Acquisition or Disposition of Assets

Mayco Property Holdings, LLC

On February 18, 2004, Gladstone Commercial Corporation (the “Company”), through Gladstone Lending LLC, a wholly-owned subsidiary of the operating partnership, Gladstone Commercial Limited Partnership, extended a mortgage note in the amount of $11,170,000 to Mayco Property Holdings LLC.

The Company loaned the money from the proceeds from the Company’s initial public offering in 2003. The note accrues interest at the greater of 10% per annum or the one month LIBOR rate plus 400 basis points per annum, subject to future increases; and is for a period of 10 years maturing on February 18, 2014. Interest will be paid monthly as well as a portion of principal based on a 25-year amortization schedule with the remaining principal due upon maturity.

The loan is secured by the assets and rents of the property which is located at 42400 Merrill Road, Sterling Heights, Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

March 11, 2004	By:/s/ Harry Brill
(Harry Brill, Chief Financial Officer)